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                                                                    EXHIBIT 99.9


                                CONSENT OF NMSI



     We hereby consent to the including of our opinion letter dated December 16, 1997, to the Board of Directors of Mac Frugal's Bargains -- Close-outs Inc. (the "Company") regarding the proposed acquisition of the Company by Consolidated Stores Corporation ("Consolidated Stores"), in Consolidated Stores' Registration Statement on Form S-4 (the "Registration Statement") and the Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") to be filed with the Securities and Exchange Commission on December 16, 1997, and to the references therein to our firm and to our opinion in the form of letter to the Company's Stockholders in the Registration Statement and in the following sections of the Proxy Statement/Prospectus: (i) "Summary -- The Merger -- Mac Frugal's Reasons for the Merger; Recommendation of the Mac Frugal's Board," (ii) "Summary -- The Merger -- Opinion Addressed to the Mac Frugal's Board," (iii) "The
Merger -- Background of the Merger," with respect to October 31, 1997 and November 4, 1997, (iv) "The Merger -- Mac Frugal's Reasons for the Merger; Recommendation of the Mac Frugal's Board," with respect to item 4 listed therein, (v) "The Merger -- Opinion Addressed to the Mac Frugal's Board," and
(vi) "Merger Agreement -- Conditions to the Merger." In giving the foregoing consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,


                                    /s/  NATIONSBANC MONTGOMERY SECURITIES, INC.





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                                    NATIONSBANC MONTGOMERY SECURITIES, INC.



Dated: December 16, 1997